UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2013

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the "Annual Meeting") of Denny's Corporation (the "Company") was held on May 23, 2013. At the Annual Meeting, the holders of the Company's common stock entitled to vote at the Annual Meeting (1) elected the eleven director nominees for the ensuing year, (2) ratified the selection of KPMG LLP as the Company's registered public accounting firm for 2013, and (3) adopted the non-binding advisory resolution approving the compensation of the Company's named executive officers.

The voting results were as follows:

(1) The election of eleven (11) directors:

Board of Directors Nominees	For	Against	Abstain	Broker Non-Votes
Gregg R. Dedrick	77,121,984	129,620	45,248	5,483,179
José M. Gutiérrez	77,119,854	131,820	45,178	5,483,179
George W. Haywood	77,121,844	129,759	45,249	5,483,179
Brenda J. Lauderback	77,077,090	180,064	39,698	5,483,179
Robert E. Marks	77,011,923	239,681	45,248	5,483,179
John C. Miller	77,195,612	55,892	45,348	5,483,179
Louis P. Neeb	77,108,452	143,152	45,248	5,483,179
Donald C. Robinson	77,119,502	132,102	45,248	5,483,179
Debra Smithart-Oglesby	69,519,886	7,736,719	40,247	5,483,179
Laysha Ward	77,115,318	140,591	40,943	5,483,179
F. Mark Wolfinger	70,061,532	7,189,473	45,847	5,483,179

(2) A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Denny's Corporation and its subsidiaries for the year ending December 25, 2013:

For	Against	Abstain
82,316,017	436,531	27,483

(3) A non-binding advisory resolution to approve the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
66,271,604	1,649,868	9,375,380	5,483,179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 29, 2013	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer